Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 17, 2019, Zafgen, Inc. (“Zafgen”), Chondrial Therapeutics Inc. (“Chondrial”) and Zordich Merger Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended on March 9, 2020 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly owned subsidiary of Zafgen and the surviving corporation of the merger (the “Merger”). The Merger was completed on May 28, 2020 pursuant to the terms of the Merger Agreement. At the effective time of the Merger (the “Effective Time”), each share of Chondrial’s common stock, par value $0.001 per share (“Chondrial Common Stock”) outstanding immediately prior to the effective time was converted into the right to receive shares of Zafgen’s common stock, par value $0.001 per share (“Zafgen Common Stock”), based on an exchange ratio set forth in the Merger Agreement (“Exchange Ratio”). At the effective time, the Exchange Ratio was determined to be 730,950.0000 shares of Zafgen Common Stock for each share of Chondrial Common Stock. At the closing of the Merger on May 28, 2020, Zafgen issued an aggregate of 73,095,000 shares of its common stock to Chondrial’s sole stockholder, based on the Common Stock Exchange Ratio of 730,950.0000 shares of Zafgen Common Stock for each share of Chondrial Common Stock, before giving effect to the Reverse Stock Split described below. Immediately following the closing of the Merger, Zafgen effected a 1-for-12 reverse stock split of the Zafgen Common Stock (the “Reverse Stock Split”) and changed its name to Larimar Therapeutics, Inc.

The following unaudited pro forma combined financial information gives effect to the Merger. Except as otherwise noted, the unaudited pro forma combined financial information also gives effect to the Reverse Stock Split. Amounts in the historical Zafgen and historical Chondrial columns of the unaudited pro forma combined financial statements do not give effect to the Reverse Stock Split.

In the unaudited pro forma combined financial statements, the Merger has been accounted for as a business combination using the acquisition method of accounting under the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The merger will be accounted for as a reverse acquisition with Chondrial being deemed the acquiring company for accounting purposes. Under ASC 805, Chondrial, as the accounting acquirer, will record the assets acquired and liabilities assumed of Zafgen in the merger at their fair values as of the acquisition date. As the merger has been accounted for as an asset acquisition, goodwill has not been recorded within the pro forma combined balance sheet as of March 31, 2020.

Chondrial was determined to be the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the merger, including: (1) shareholders of Chondrial own a substantial majority of the voting rights of the combined company; (2) the majority of the board of directors of the combined company is composed of directors designated by Chondrial under the terms of the merger; and (3) existing members of Chondrial management will be the management of the combined company.

Because Chondrial has been determined to be the accounting acquirer in the Merger, but not the legal acquirer, the Merger is deemed a reverse acquisition under the guidance of ASC 805. As a result, upon consummation of the Merger, the historical financial statements of Chondrial will become the historical financial statements of the combined company.

The unaudited pro forma combined balance sheet as of March 31, 2020 gives effect to the merger as if it took place on March 31, 2020 and combines the historical balance sheets of Zafgen and Chondrial as of March 31, 2020. The unaudited pro forma combined statement of operations for the quarter ended March 31, 2020 and the year ended December 31, 2019 gives effect to the merger as if it took place on January 1, 2019 and combines the historical results of Zafgen and Chondrial for the quarter ended March 31, 2020 and the year ended December 31, 2019. The historical financial statements of Zafgen and Chondrial have been adjusted to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined company.

The unaudited pro forma combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon certain valuations, such as leases, that have yet to be completed. Accordingly, the pro forma adjustments reflected in the unaudited pro forma combined financial statements are preliminary and based on estimates, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma combined financial information. Differences between the preliminary adjustments reflected in the unaudited pro forma combined financial information and the final application of the acquisition method of accounting, which is expected to be completed as soon as practicable after the closing of the Merger, may arise, and those differences could have a material impact on the accompanying unaudited pro forma combined financial information and the combined company’s future results of operations and financial position. In addition, differences between the preliminary and final adjustments will likely occur as a result of the amount of cash used for Zafgen’s operations and other changes in Zafgen’s assets and liabilities between March 31, 2020 and the closing date of the Merger.

The unaudited pro forma combined financial information does not give effect to the potential impact of operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Zafgen and Chondrial been a combined company during the specified periods.

Concurrently with the closing of the Merger, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain accredited investors (“Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of 6,105,359 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock ( “Pre-Funded Warrants”), for a price of $11.88 per share of Common Stock and $11.87 per Pre-Funded Warrant. The following unaudited pro forma combined financial information also gives effect to the Private Placement.

The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 and will be exercisable indefinitely. The Purchasers may exercise the Pre-Funded Warrants on a cashless basis in the event that there is no effective registration statement covering the resale of the shares of Common Stock underlying the Pre-Funded Warrants (“Warrant Shares”) on the date in which the Company is required to deliver the shares.

The Private Placement closed on June 1, 2020. The aggregate gross proceeds for the issuance and sale of the Shares and Pre-Funded Warrants were $80.0 million and, after deducting certain of the Company’s expenses, the net proceeds received by the Company in the Private Placement were $75.5 million.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the separate historical consolidated financial statements of Zafgen and Chondrial. Zafgen’s historical audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017 are included in Zafgen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2020. In addition, the historical unaudited condensed consolidated financial statements for the quarter ended March 31, 2020 are included in Zafgen’s Quarterly Report on Form 10-Q, as filed with the SEC on May 7, 2020. Chondrial’s historical audited consolidated financial statements for the years ended December 31, 2019 and 2018 are included as Exhibit 99.3 in this Current Report on Form 8-K and Chondrial’s historical unaudited condensed consolidated financial statements for the quarter ended March 31, 2020 are included as Exhibit 99.4 in this Current Report on Form 8-K.

Unaudited Pro Forma Combined Balance Sheet

For the quarter ended March 31, 2020

(in thousands)

			Merger		Pro			Pro
	Historical		Pro Forma		Forma	Private		Forma
	Chondrial	Zafgen	Adjustments	Note 6	Combined	Placement	Note 9	Combined
Assets
Current assets:
Cash and cash equivalents	$887	$38,980	$(21,760)	a	$18,107	$75,502	a	$93,609
Marketable securities	—	24,905	—		24,905	—		24,905
Tax incentive receivable	—	214	—		214	—		214
Prepaid expenses and other current assets	5,116	581	(1,364)	b	4,333	—		4,333

Total current assets	6,003	64,680	(23,124)		47,559	75,502		123,061
Property and equipment, net	309	743	—		1,052	—		1,052
Operating lease right-of-use assets	533	6,928	(4,418)	c	3,043	—		3,043
Restricted cash	—	1,339	—		1,339	—		1,339
Other assets	147	12	—		159	—		159

Total assets	$6,992	$73,702	$(27,542)		$53,152	$75,502		$128,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,659	$322	$—		$1,981	$—		$1,981
Accrued expenses	2,527	881	—		3,408	—		3,408
Accrued restructuring costs	—	981	—		981	—		981
Operating lease liabilities, current	209	410	58	d	677	—		677
Notes payable, current	—	7,273	(7,273)	a	—	—		—

Total current liabilities	4,395	9,867	(7,215)		7,047	—		7,047
Notes payable, noncurrent	—	6,747	(6,747)	a	—	—		—
Operating lease liabilities, noncurrent	341	6,346	66	d	6,753	—		6,753

Total liabilities	4,736	22,960	(13,896)		13,800	—		13,800

Stockholders’ equity:
Common stock—Chondrial	1	—	(1)	g	—	—		—
Common stock—Zafgen	—	37	(28)	g	9	6	a	15
Additional paid-in capital	32,061	450,623	(413,564)	e & f	69,149	75,496	a	144,645
			29	g		—
Accumulated deficit	(29,806)	(399,949)	399,949	f	(29,806)	—		(29,806)
Accumulated other comprehensive income	—	31	(31)	f	—	—		—

Total stockholders’ equity	2,256	50,742	(13,646)		39,352	75,502		114,854

Total liabilities and stockholders’ equity	$6,992	$73,702	$(27,542)		$53,152	$75,502		$128,654

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statements of Operations

For the quarter ended March 31, 2020

(in thousands, except share and per share amounts)

			Merger		Pro			Pro
	Historical		Pro Forma		Forma	Private		Forma
	Chondrial	Zafgen	Adjustments	Note 7	Combined	Placement	Note 9	Combined
Operating expenses:
Research and development	$5,007	$(94)	$—		$4,913	$—		$4,913
General and administrative	1,667	3,647	(536)	a	4,778	—		4,778
Restructuring charges	—	10	—		10	—		10

Total operating expenses	6,674	3,563	(536)		9,701	—		9,701

Loss from operations	(6,674)	(3,563)	536		(9,701)	—		(9,701)

Other income (expense):
Interest income	—	258	—		258	—		258
Interest expense	—	(301)	294	b	(7)	—		(7)
Other income	—	218	—		218	—		218
Foreign currency transaction losses, net	—	(210)	—		(210)	—		(210)

Total other (expense) income, net	—	(35)	294		259	—		259

Net loss	$(6,674)	$(3,598)	$830		$(9,442)	$—		$(9,442)

Net loss per share, basic and diluted	$(66,740.00)	$(0.10)			$(1.02)			$(0.59)

Weighted average common shares outstanding, basic and diluted	100	37,467,411	(28,253,795)	c	9,213,716	6,733,762	b	15,947,478

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statements of Operations

For the year ended December 31, 2019

(in thousands, except share and per share amounts)

			Merger		Pro			Pro
	Historical		Pro Forma		Forma	Private		Forma
	Chondrial	Zafgen	Adjustments	Note 8	Combined	Placement	Note 9	Combined
Operating expenses:
Research and development	$20,790	$23,886	$—		$44,676	$—		$44,676
General and administrative	2,424	16,215	(1,421)	a	17,218	—		17,218
Restructuring charges	—	5,553	—		5,553	—		5,553

Total operating expenses	23,214	45,654	(1,421)		67,447	—		67,447

Loss from operations	(23,214)	(45,654)	1,421		(67,447)	—		(67,447)

Other income (expense):
Interest income	—	1,989	—		1,989	—		1,989
Interest expense	—	(1,766)	1,729	b	(37)	—		(37)
Other income	82	—	—		82	—		82
Foreign currency transaction gains, net	—	25	—		25	—		25

Total other income, net	82	248	1,729		2,059	—		2,059

Net loss	$(23,132)	$(45,406)	$3,150		$(65,388)	$—		$(65,388)

Net loss per share, basic and diluted	$(231,320.00)	$(1.22)			$(7.10)			$(4.10)

Weighted average common shares outstanding, basic and diluted	100	37,347,199	(28,133,583)	c	9,213,716	6,733,762	b	15,947,478

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

(1)	Description of the Transactions

Merger of Chondrial and Zafgen

On December 17, 2019, Zafgen, Chondrial and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly owned subsidiary of Zafgen and the surviving corporation of the Merger. The Merger was completed on May 28, 2020 pursuant to the terms of the Merger Agreement. At the Effective Time of the Merger, each share of Chondrial Common Stock outstanding immediately prior to the Effective Time was converted into the right to receive shares of Zafgen Common Stock based on the Common Stock Exchange Ratio. At the Effective Time, the Common Stock Exchange Ratio was determined to be 730,950 shares of Zafgen Common Stock for each share of Chondrial Common Stock. At the closing of the Merger on May 28, 2020, Zafgen issued an aggregate of 70,395,000 shares of its common stock to Chondrial’s sole stockholder, based on the Common Stock Exchange Ratio of 730,950.0000 shares of Zafgen Common Stock for each share of Chondrial Common Stock before giving effect to the Reverse Stock Split described below. Immediately following the closing of the Merger, Zafgen effected a 1-for-12 reverse stock split of the Zafgen Common Stock and changed its name to Larimar Therapeutics, Inc.

Private Placement Offering

Concurrently with the closing of the Merger, the Company entered into a Purchase Agreement with certain Purchasers for the sale by the Company in a private placement of 6,105,359 shares of the Company’s common stock, par value $0.001 per share, and Pre-Funded Warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock, for a price of $11.88 per share of Common Stock and $11.87 per Pre-Funded Warrant.

The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 and will be exercisable indefinitely. The Purchasers may exercise the Pre-Funded Warrants on a cashless basis in the event that there is no effective registration statement covering the resale of the shares of Common Stock underlying the Warrant Shares on the date in which the Company is required to deliver the shares.

The Private Placement closed on June 1, 2020. The aggregate gross proceeds for the issuance and sale of the Shares and Pre-Funded Warrants were $80.0 million and, after deducting certain of the Company’s expenses, the net proceeds received by the Company in the Private Placement were $75.5 million.

(2)	Basis of Presentation

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma combined balance sheet as of March 31, 2020 was prepared using the historical balance sheets of Chondrial and Zafgen as of March 31, 2020 and gives effect to the Merger and Private Placement as if each occurred on March 31, 2020. The unaudited pro forma combined statements of operations for the quarter ended March 31, 2020 and the year ended December 31, 2019 give effect to the Merger and Private Placement as if each occurred on January 1, 2019 and were prepared using:

•	the historical audited consolidated financial statements of Chondrial for the year ended December 31, 2019;

•	the historical audited consolidated financial statements of Zafgen for the year ended December 31, 2019;

•	the historical unaudited condensed consolidated financial statements of Chondrial for the quarter ended March 31, 2020; and

•	the historical unaudited condensed consolidated financial statements of Zafgen for the quarter ended March 31, 2020.

Except as otherwise noted, the unaudited pro forma combined financial information also gives effect to the Reverse Stock Split. Amounts in the historical Chondrial and historical Zafgen columns of the unaudited pro forma combined financial statements do not give effect to the Reverse Stock Split.

The unaudited pro forma combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs that may be contemplated.

(3)	Accounting Policies

During the preparation of the accompanying unaudited pro forma combined financial information, Chondrial was not aware of any material differences between Chondrial’s accounting policies and the accounting policies of Zafgen. In the period prior to its reporting of the business combination in connection with the Merger, Chondrial will continue to conduct a more detailed review of Zafgen’s accounting policies. As a result, Chondrial may identify differences between the accounting policies of the two companies that, when conformed, could have had a material impact on the accompanying unaudited pro forma combined financial information.

(4)	Accounting for the Merger

Based on the Common Stock Exchange Ratio of 730,950 set forth above, immediately following the Merger, former Zafgen stockholders, Zafgen option holders and other persons holding securities or other rights directly or indirectly convertible, exercisable or exchangeable for Zafgen Common Stock (collectively, the “Zafgen Securityholders”) owned approximately 34% of the outstanding capital stock of the combined company, and the former Chondrial stockholder, Chondrial Therapeutics Holdings, LLC (“Holdings”), owned approximately 66% of the outstanding capital stock of the combined company. At the closing of the Merger, all shares of Chondrial Common Stock were exchanged for an aggregate of 6,091,250 shares of Zafgen Common Stock, after giving effect to the Reverse Stock Split.

In addition, pursuant to the terms of the Merger Agreement, Zafgen assumed all outstanding options to purchase shares of Holdings Common Units at the closing of the Merger. At the closing of the Merger, such options became options to purchase an aggregate of 330,818 shares of Zafgen Common Stock, after giving effect to the Reverse Stock Split.

The estimated preliminary purchase price is calculated based on the fair value of the Zafgen common stock of the combined company that Zafgen stockholders will own as of the closing date of the transaction because, with no active trading market for shares of Chondrial, the fair value of the Zafgen common stock represents a more reliable measure of the fair value of consideration transferred in the merger. The following summarizes the preliminary estimate of the purchase price paid in the Merger (in thousands, except share and per share amounts):

Estimated number of shares of the combined company to be owned by Zafgen Stockholders(1)	3,122,466
Multiplied by the fair value per share of Zafgen common stock(2)	$11.88

Estimated fair value of Zafgen common stock	$37,096
Estimated Chondrial transaction costs(3)	$1,649

Estimated purchase price	$38,745

(1)

For purposes of this unaudited pro forma combined financial information, the number of shares of 3,122,466 represents the historical 37,469,596 shares of Zafgen Common Stock outstanding immediately prior to the closing of the Merger, adjusted for the Reverse Stock Split. In addition, for purposes of this unaudited pro forma combined financial information, the estimated purchase price does not include the impact of the portion of the fair value of certain options to acquire shares of Zafgen Common Stock attributable to precombination employee services because the amount is not material.

(2)

The estimated purchase price was based on the last reported sale price of Zafgen Common Stock on the Nasdaq Global Market on May 28, 2020, the closing date of the Merger, of $0.99 per share and gives effect to the Reverse Stock Split.

(3)

The estimated Chondrial transaction costs consist primarily of legal and proxy related expenses incurred by Chondrial. The transaction costs have been reflected as an increase in the estimated purchase price.

The estimated fair value of the net assets of Zafgen adjusted for the excess of fair value over consideration transferred on a pro forma basis as of March 31, 2020, after giving effect of accruals of costs expected to be incurred in connection with the merger was $38.8 million. The preliminary purchase price assigned a value to the assets and liabilities acquired based on the accumulated cost of the acquisition and allocated based on the acquired assets and liabilities relative fair value adjusted for the excess of fair value over consideration transferred; refer to Note 6.

The following summarizes the preliminary allocation of the estimated purchase price paid in the Merger as if it had been completed on March 31, 2020 (in thousands):

Purchase Price
Allocation—Pro
Forma
Cash and cash equivalents	$17,505
Marketable securities	24,905
Tax incentive receivable	214
Prepaid expenses and other current assets	581
Property and equipment, net	743
Operating lease right-of-use assets	2,510
Restricted cash	1,339
Other assets	12
Operating lease liabilities, current	(468)
Total other current liabilities	(2,184)
Operating lease liabilities, noncurrent	(6,412)

Net tangible assets acquired	$38,745

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. The purchase price allocation will remain preliminary until Chondrial management determines the fair values of assets acquired and liabilities assumed upon the closing of the Merger. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Merger and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the Merger. Chondrial does not expect to acquire or assign any value to intangible assets. Operating lease liabilities have been measured at the present value of the remaining lease payments, as if the acquired leases were new leases of the acquirer at the acquisition date. The operating lease right-of-use assets have been measured at the same amount as the lease liability as adjusted to reflect terms of the leases compared to market terms. The excess of the purchase price over the fair value of the assets and liabilities was allocated to the operating right-of-use assets. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

(5)	Shares of Zafgen Common Stock Issued to Chondrial Stockholder upon Closing of the Merger

As part of the Merger, all outstanding shares of Chondrial Common Stock were exchanged for shares of Zafgen Common Stock. Based on the historical 100 shares of Chondrial Common Stock, before giving effect to the Reverse Stock Split, and based on the Common Stock Exchange Ratio determined in accordance with the terms of the Merger Agreement of 730,950.0000, Zafgen issued 6,091,250 shares of Zafgen Common Stock in the Merger, after giving effect to the Reverse Stock Split, determined as follows:

Chondrial Common Stock outstanding immediately prior to the closing of the Merger (before giving effect to the Reverse Stock Split)	100
Common Stock Exchange Ratio	730,950.0000

Shares of Zafgen Common Stock issued to Chondrial’s sole stockholder upon closing of the Merger (before giving effect to the Reverse Stock Split)	73,095,000

Reverse Stock Split Ratio	12.0000

Shares of Zafgen Common Stock issued to Chondrial’s sole stockholder upon closing of the Merger (after giving effect to the Reverse Stock Split)	6,091,250

In addition, in connection with the Merger, Zafgen assumed all of the outstanding options to acquire Holdings stock and such options became exercisable for shares of Zafgen Common Stock following the Merger; refer to Note 4.

(6)	Adjustments to Unaudited Pro Forma Combined Balance Sheet as of March 31, 2020

The unaudited pro forma combined balance sheet includes pro forma adjustments that are (1) directly attributable to the Merger and (2) factually supportable. The pro forma adjustments associated with the asset acquisition, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

(a)	The adjustment to cash and cash equivalents represents (in thousands):

Repayment of Zafgen’s outstanding term loan(1)	$14,385
Cash paid for transaction costs expected to be incurred through consummation of the Merger(2)	7,375

Total adjustment to cash and cash equivalents	$21,760

1.

The repayment of Zafgen’s term loan with Silicon Valley Bank (“Term Loan”), which was repaid as part of the Merger, and consists of the principle repayment of $12.7 million, a final payment equal to $1.6 million and a prepayment fee of $0.1 million; and

2.

the cash paid for transaction costs expected to be incurred through the consummation of the merger that are not already included in accrued liabilities as of March 31, 2020. Of the $7.4 million of incremental transaction costs, approximately $0.3 million relate to Chondrial and have been reflected as an increase to the purchase price and allocated based on the acquired assets and liabilities relative fair value in the unaudited combined pro forma balance sheet. The remaining approximately $7.1 million of incremental transaction costs relate to Zafgen. The transaction costs of Zafgen include approximately $3.4 million in employee retention bonuses, severance and change-in-control obligations for Zafgen employees that will be reflected as pre-combination compensation expense of Zafgen. The retention bonuses were communicated by Zafgen in September 2019, prior to Zafgen entering into negotiations with Chondrial regarding the merger; as such, the retention bonuses were determined to be for the benefit of Zafgen. The remaining $3.7 million of estimated transaction costs consist primarily of banker fees, legal expenses, insurance, auditor and printer fees to be incurred by Zafgen. These pro forma adjustments are not reflected in the unaudited pro forma combined statement of operations as these amounts are not expected to have a continuing impact on the operating results of the combined company.

(b)

The adjustment of $1.4 million to prepaid expenses and other current assets represents the prepaid transaction costs by Chondrial as of March 31, 2020 that are added to the consideration paid and included in the purchase price allocation..

(c)

The adjustment to right-of-use assets represents an adjustment of $4.4 million to measure the fair value in accordance with ASC 805 and for the step-down associated with the excess fair value over the transaction price; refer to Note 4.

(d)	The adjustment to operating lease liabilities, current, and operating lease liabilities, noncurrent, represents an adjustment of $0.1 million to measure the fair value in accordance with ASC 805.

(e)	Represents an adjustment of $37.1 million to additional paid-in capital for the estimated fair value of the equity portion of the consideration transferred; refer to Note 4.

(f)	Represents the elimination of Zafgen’s accumulated deficit, historical additional paid-in capital and historical accumulate other comprehensive income.

(g)

Represents the impact on the common stock par value from the exchange of all outstanding shares of Chondrial Common Stock into 6,091,250 shares of Zafgen Common Stock pursuant to the Merger Agreement, as if the Merger had occurred on March 31, 2020 and after giving effect to the Reverse Stock Split; refer to Note 5.

(7)	Adjustments to Unaudited Pro Forma Combined Statement of Operations for the Quarter Ended March 31, 2020

The unaudited pro forma combined statements of operations include pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company. Based on Chondrial’s management’s review of Zafgen’s summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Zafgen to conform to the accounting policies of Chondrial are not expected to be significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(a)

Represents an adjustment to eliminate non-recurring transaction costs of $0.5 million incurred by Zafgen in connection with the merger and recorded as expense in Zafgen’s historical consolidated statement of operations for the quarter ended March 31, 2020 as these expenses are not expected to have a continuing impact on the operating results of the combined company.

(b)	Represents an elimination of interest expense due to the repayment of Zafgen’s Term Loan, which was repaid as part of the Merger.

(c)

To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of Zafgen common stock in connection with the merger. As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same. The following table presents these pro forma adjustments without giving effect to the reverse stock split, as follows (presented on a weighted average basis):

Quarter Ended
March 31, 2020
Weighted average shares of Chondrial Common Stock outstanding (before giving effect to the Common Stock Exchange Ratio and the Reverse Stock Split)	100
Common Stock Exchange Ratio	730,950.0000

Subtotal	73,095,000

Reverse Stock Split Ratio	12.0000

Weighted average shares of Chondrial Common Stock outstanding immediately prior to the closing of the Merger (after giving effect to the Common Stock Exchange Ratio and the Reverse Stock Split)	6,091,250
Shares of Zafgen Common Stock outstanding immediately prior to the closing of the Merger (after giving effect to the Reverse Stock Split)	3,122,466

Pro forma combined weighted average number of common shares outstanding—basic and diluted	9,213,716

(8)	Adjustments to Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma combined statements of operations include pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company. Based on Chondrial’s management’s review of Zafgen’s summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Zafgen to conform to the accounting policies of Chondrial are not expected to be significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(a)

Represents an adjustment to eliminate non-recurring transaction costs of $1.4 million incurred by Zafgen in connection with the merger and recorded as expense in Zafgen’s historical consolidated statement of operations for the year ended December 31, 2019 as these expenses are not expected to have a continuing impact on the operating results of the combined company.

(b)	Represents an elimination of interest expense due to the repayment of Zafgen’s Term Loan, which was repaid as part of the Merger.

(c)

To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of Zafgen common stock in connection with the merger. As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same. The following table presents these pro forma adjustments without giving effect to the reverse stock split, as follows (presented on a weighted average basis):

Year Ended
December 31, 2019
Weighted average shares of Chondrial Common Stock outstanding (before giving effect to the Common Stock Exchange Ratio and the Reverse Stock Split)	100
Common Stock Exchange Ratio	730,950.0000

Subtotal	73,095,000

Reverse Stock Split Ratio	12.0000

Weighted average shares of Chondrial Common Stock outstanding immediately prior to the closing of the Merger (after giving effect to the Common Stock Exchange Ratio and the Reverse Stock Split)	6,091,250
Shares of Zafgen Common Stock outstanding immediately prior to the closing of the Merger (after giving effect to the Reverse Stock Split)	3,122,466

Pro forma combined weighted average number of common shares outstanding—basic and diluted	9,213,716

(9)	Private Placement

The unaudited pro forma combined statements include pro forma adjustments associated with the Private placement that are (1) directly attributable to the private placement and (2) factually supportable. The pro forma adjustments are as follows:

(a)

To record the sale of 6,105,359 shares of the Company’s common stock and Pre-Funded Warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock, for a price of $11.88 per share of Common Stock and $11.87 per Pre-Funded Warrant, resulting in net proceeds of $75.5 million.

(b)

To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of 6,105,359 Shares of the Company’s Common Stock and Pre-Funded warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock for a price of $0.01 per share.

(10)	Chondrial Loss Per Share

After the close of the Merger Chondrial’s financials will be the historical financials of Larimar and the following table presents on a pro forma basis what the historical loss per share, basic and diluted, would be giving effect for the Common Stock Exchange Ratio and reverse stock split:

	Year Ended	Year Ended	Quarter Ended	Quarter Ended
(in thousands, expect share and per share data)	December 31, 2019	December 31, 2018	March 31, 2020	March 31, 2019
Net loss per share, basic and diluted, as originally reported	$(23,132)	$(11,192)	$(6,674)	$(4,724)
Weighted average shares of Chondrial Common Stock outstanding	100	100	100	100
Common Stock Exchange Ratio	730,950.0000	730,950.0000	730,950.0000	730,950.0000

Subtotal	73,095,000	73,095,000	73,095,000	73,095,000
Reverse stock split ratio	12	12	12	12

Weighted average shares of Chondrial Common Stock outstanding immediately prior to the closing of the Merger	6,091,250	6,091,250	6,091,250	6,091,250

Net loss per share, basic and diluted	$(3.80)	$(1.84)	$(1.10)	$(0.78)